EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                          STATE OR OTHER
                                                           JURISDICTION
                                                        OF INCORPORATION OR
NAME OF SUBSIDIARY                                         ORGANIZATION
------------------                                      -------------------

Canyon Homesteads, Inc.                                      Utah
Colorado Mineral Belt Joint Venture                          Colorado
Crested Corp.                                                Colorado
Energx, Ltd.                                                 Wyoming
First-N-Last LLC                                             Utah
Four Nines Gold Inc.                                         Colorado
Green Mountain Mining Venture                                Wyoming
Jeffrey City Homeowners Association, Inc.                    Wyoming
Northwest Gold, Inc.                                         Wyoming
Plateau Resources Limited                                    Utah
Ruby Mining Company                                          Colorado
Sheep Mountain Partners                                      Colorado
Sutter Gold Mining Company                                   Wyoming
Ticaboo Development Inc.                                     Utah
U.S. Energy 1977 Minerals Program, Ltd.                      Colorado
U.S. Energy 1978 Minerals Program, Ltd.                      Colorado
USECC Gold Limited Liability Company                         Wyoming
USECC Joint Venture                                          Wyoming
Western Executive Air, Inc.                                  Wyoming
Yellow Stone Fuels, Inc.                                     Wyoming
ZX, Ltd.                                                     Colorado





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